UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Rosecrans Avenue
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2008, Peerless Systems Corporation (the “Company”) entered into an Amendment #1 to Licensed Software Addendum #6 and Amendment #1 to Licensed Software Addendum #7 (the “Addendum”) to that certain Master Technology License Agreement between the Company and Kyocera-Mita Corporation (“KMC”) dated April 1, 1997. Pursuant to the Addendum, the parties agreed to amend Licensed Software Addendum #6 and Licensed Software Addendum #7 to reflect business terms, modifications and changes previously agreed to between the parties.

The foregoing description of the Addendum is qualified in its entirety by reference to the copy of the Addendum which is filed as Exhibit 10.1 to this Report, and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*
Amendment #1 to Licensed Software Addendum #6 and Amendment #1 to Licensed Software Addendum #7 to Master Technology License Agreement, by and between Kyocera-Mita Corporation and Peerless Systems Corporation.

* Confidential treatment has been requested with respect to the omitted portions of this  exhibit, which  portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: January 9, 2008	By	/s/ John V. Rigali
John V. Rigali
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1*
Amendment #1 to Licensed Software Addendum #6 and Amendment #1 to Licensed Software Addendum #7 to Master Technology License Agreement, by and between Kyocera-Mita Corporation and Peerless Systems Corporation.

____________________

* Confidential treatment has been requested with respect to the omitted portions of this  exhibit, which  portions have been filed separately with the Securities and Exchange  Commission.